Employment Agreement


                  EMPLOYMENT AGREEMENT, dated as of February 26, 1996, between MasterCraft Boat Company, a Tennessee corporation, (the "Company") and James Hoag (the "Executive").

                  The Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

                  Accordingly, the Company and the Executive hereby agree as follows:

                       Employment, Duties and Acceptance.

                           1.1      Employment, Duties.  The Company hereby
employs the Executive for the Term (as defined in Section 2.1), to render exclusive and full-time services to the Company as President of MasterCraft Boat Company or in such other executive position as may be mutually agreed upon by the Company and the Executive, and to perform such other duties consistent with such position as may be assigned to the Executive by the Board of Directors or any officer of the Company senior to the Executive. The Executive agrees that in connection with his position hereunder, Executive shall also perform such other duties for Meridian Sports Incorporated and its subsidiaries as may reasonably be assigned to the Executive.

                           1.2      Acceptance.  The Executive hereby
accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Exec- utive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

                           1.3      Location.  The duties to be performed
by the Executive hereunder shall be performed primarily at the office of the Company in Vonore, Tennessee, subject to reasonable travel requirements on behalf of the Company. The parties agree that the duties of the Executive may need to be performed in other locations, subject to the consent







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of the Executive which consent shall not be unreasonably
withheld.

                  2.       Term of Employment; Certain Post-Term Benefits.

                           2.1      The Term.  The term of the Executive's
employment under this Agreement (the "Term") shall commence on February 26, 1996 and shall end on February 28, 1998 or such later date to which the Term is extended pursuant to Section 2.2.

                           2.2      End-of-Term Provisions.  At any time on
or after January 31, 1997 the Company shall have the right to give written notice of non-renewal of the Term. In the event the Company gives such notice of non-renewal, the Term automatically shall be extended so that it ends twelve months after the last day of the month in which the Company gives such notice. From and after February 1, 1998 unless and until the Company gives written notice of non-renewal as provided in this Section 2.2, the Term automatically shall be extended day-by-day; upon the giving of such notice by the Company, the Term automatically shall be extended so that it ends twelve months after the last day of the month in which the Company gives such notice.

                           2.3      Special Curtailment.  The Term shall
end earlier than the original February 28, 1998 termination date provided in
Section 2.1 or any extended termination date provided in Section 2.2, in either case if sooner terminated pursuant to Section 4. Non-extension of the Term shall not be deemed to be a wrongful termination of the Term or this Agreement by the Company pursuant to Section 4.4.

                  3.       Compensation; Benefits.

                           3.1      Salary.  As compensation for all ser-
vices to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable semi-monthly in arrears, at the annual rate of not less than $300,000, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Base Salary"). The Executive shall be eligible for an annual salary review and in the event that the Company, in its sole discretion, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

                           3.2      Bonus.  In addition to the amounts to
be paid to the Executive pursuant to Section 3.1, the


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Executive shall participate in the Meridian Sports Incorporated Executive Bonus
Plan as applicable to the Company, a copy of which will be provided within 30 days of the execution of this Agreement. The bonus in respect of 1996 shall not, however, be less than $50,000.

                           3.3      Business Expenses.  The Company shall
pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers provided, however, that the maximum amount available for such expenses during any period may be fixed in advance by the Chairman or Vice Chairman of the Board of Directors, the President of the Company, or the Board of Directors. The Executive shall be permitted to travel business class on any overseas travel.

                           3.4      Vacation.  During the Term, the Exec-
utive shall be entitled to a vacation period or periods of four weeks taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a year shall be forfeited.

                           3.5      Fringe Benefits.  During the Term, the
Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its employees generally, together with executive medical benefits for the Executive, the Executive's spouse as from time to time in effect for officers of the Company generally.

                           3.6      Additional Benefits.  During the Term,
the Executive shall be entitled to such other benefits as are specified in Appendix I to this Agreement.

                  4.       Termination.

                           4.1      Death.  If the Executive shall die
during the Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder, except that the Executive's legal representatives shall be entitled to receive continued payments in an amount equal to 60% of the Base Salary, in the manner specified in Section 3.1, until the end of the Term (as in effect immediately prior to the Executive's death) or, if the Company has not then given written notice of non-renewal pursuant to Section 2.2, for a period of twelve months after the last day of the month in which termination described in this Section 4.1 oc-


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curred, whichever is longer.

                           4.2      Disability.  If during the Term the
Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equalled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term and no further amounts or benefits shall be payable hereunder, except that the Executive shall be entitled to receive continued payments in an amount equal to 60% of the Base Salary, in the manner specified in Section 3.1, until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given notice of non-renewal pursuant to Section 2.2, for a period of twelve months after the last day of the month in which termination described in this Section
4.2 occurred, whichever is longer. If the Executive shall die before receiving all payments to be made by the Company in accordance with the foregoing, such payments shall be made to a beneficiary designated by the Executive on a form prescribed for such purpose by the Company, or in the absence of such designation to the Executive's legal representative.

                           4.3      Cause.  In the event of gross neglect
by the Executive of the Executive's duties hereunder, conviction of the Executive of any felony, conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, willful misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder, breach by the Executive of any material provision of this Agreement or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company materially prejudicial to the best interests of the Company, the Company may at any time by written notice to the Executive terminate the Term and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned to the date of such termination.

                           4.4      Company Breach.  In the event of the
breach of any material provision of this Agreement by the Company, the Executive shall be entitled to terminate the


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Term upon 60 days' prior written notice to the Company. Upon such termination, or in the event the Company terminates the Term or this Agreement other than pursuant to the provisions of Section 4.2 or 4.3, the Company shall continue to provide the Executive (i) payments of Base Salary, in the manner and amount specified in Section 3.1 and (ii) fringe benefits and additional benefits in the manner and amounts specified in Sections 3.5 and 3.6 until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given written notice of non-renewal pursuant to Section 2.2, for a period of twelve months after the last day of the month in which termination described in this Section 4.4 occurred, whichever is longer (the "Damage Period"). In addition to the amounts payable pursuant to the preceding sentence, the Executive shall receive a portion of the bonus to which he would have been entitled, payable in accordance with the Company's performance bonus plan, such portion to be equal to the bonus he would have received had the Term not been terminated multiplied by a fraction the numerator of which is the number of months elapsed from the beginning of the calendar year in which the termination occurred until the termination (including partial months) and the denominator of which is 12. The Company's obligations pursuant to this Section 4.4 are subject to the Executive's duty to mitigate damages by seeking other employment provided, however, that the Executive shall not be required to accept a position of lesser importance or of substantially different character than the position held with the Company immediately prior to the effective date of termination. To the extent that the Executive shall earn compensation during the Damage Period (without regard to when such compensation is paid), the Base Salary payments to be made by the Company pursuant to this Section 4.4 shall be correspondingly reduced.

                           4.5      Litigation Expenses.  Except as provid-
ed for in Section 5.7, if the Company and the Executive become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by the Company or the Executive, and if a judgment in such action, suit or proceeding is rendered in favor of the Executive, the Company shall reimburse the Executive for all expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such action, suit or proceeding. Such costs shall be paid to the Executive promptly upon presentation of expense statements or other supporting information evidencing the incurrence of such expenses.

                  5.       Protection of Confidential Information;
                                Non-Competition.

                           5.1      In view of the fact that the


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Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, and plans for future developments, the Executive agrees:

                           5.1.1 To keep and retain in the strictest
confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent. The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing, publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial; and

                           5.1.2 To deliver promptly to the Company on
termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

                           5.2      During the Term, the Executive shall
not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity provided, however, that nothing contained in this Section 5.2 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital


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stock of any public corporation.

                           5.3      If the Executive commits a breach, or
threatens to commit a breach, of any of the provisions of Sections 5.1 or 5.2 hereof, the Company shall have the following rights and remedies:

                           5.3.1 The right and remedy to have the
provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

                           5.3.2 The right and remedy to require the
Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Executive hereby agrees to account for and pay over such Benefits to the Company.

Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                           5.4      If any of the covenants contained in
Sections 5.1 or 5.2, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                           5.5      If any of the covenants contained in
Sections 5.1 or 5.2, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

                           5.6      The parties hereto intend to and hereby
confer jurisdiction to enforce the covenants contained in Sections 5.1 and 5.2 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in


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any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

                           5.7      In the event that any action, suit or
other proceeding in law or in equity is brought to enforce the covenants contained in Sections 5.1 and 5.2 or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the Executive. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.

                  6.       Inventions and Patents.

                           6.1      The Executive agrees that all process-
es, technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

                           6.2      If any Invention is described in a
patent application or is disclosed to third parties, directly or indirectly, by the Executive within two years after the termination of the Executive's employment by the Company, it is to be presumed that the Invention was conceived or made during the Term.

                           6.3      The Executive agrees that the Executive
will not assert any rights to any Invention as having been


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made or acquired by the Executive prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

                  7.       Intellectual Property.

                  The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

                  8.       Indemnification.

                  The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

                  9.       Notices.

                  All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

                  If to the Company, to:

                           Meridian Sports Incorporated
                           625 Madison Avenue
                           New York, New York 10022
                           Attention: George Napier
                                       President



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                  If to the Executive, to:

                           James Hoag
                           13725 106th Drive, S.E.
                           Snohomish, Washington 98290

                  10.      General.

                           10.1     This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                           10.2     The section headings contained herein
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           10.3     This Agreement sets forth the entire
agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, including the letter agreement addressed to the Executive from George Napier dated February 20, 1996. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                           10.4     This Agreement, and the Executive's
rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                           10.5     This Agreement may be amended, modi-
fied, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any


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such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  11.       Subsidiaries and Affiliates.

                  11.1 As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            MASTERCRAFT BOAT COMPANY


                                            By: /s/ George Napier
                                               -------------------------------
                                               George Napier
                                               Chairman



                                                /s/ James Hoag
                                               -------------------------------
                                               James Hoag



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                                   APPENDIX I

Additional Benefits:

                  1. Medical Examination. The Executive shall be reimbursed by the Company for the reasonable cost of one annual medical examination upon presentation of an expense statement.

                  2. Automobile. The Company shall afford the Executive the right to use an automobile on a continuing basis or to be paid a monthly allowance of $700. If the Executive chooses to use an automobile, the Company shall pay, upon presentation of an expense statement, all reasonable expenses associated with the operation of such automobile in the same manner as is, from time to time, in effect with respect to executive officers of the Company generally, including, without limitation, all reasonable maintenance and insurance expenses. The automobile furnished by the Company shall be an automobile with a retail value of approximately $33,000, reasonably selected by the Executive. Upon the expiration of the Term, the Executive promptly shall return the automobile to the Company.

                  3. Stock Options. The Executive shall be eligible to participate in the Meridian Sports Incorporated Stock Option Plan. Any stock options held by the Executive shall immediately become vested upon (i) a termination of this Agreement by the Company without cause or by the Executive in accordance with Section 4.4 or (ii) any going private transaction involving Meridian Sports Incorporated or any other transaction in which Meridian Sports Incorporated is not the surviving entity, or a sale of the Company, including a sale of all or substantially all of its assets.

                  4. Relocation. The Company shall pay all of the costs and expenses incident to the relocation of the Executive and his family to the Vonore, Tennessee area. Such expenses shall include packing, moving, temporary living expenses, all legal and commission costs related to the rental or purchase of a residence in the Vonore area and of disposing of the Executive's current residence. In addition, the Company shall pay the Executive $10,000 for other incidental expenses upon the closing of an agreement to purchase a residence in the Vonore area or upon the Executive leasing a residence in the Vonore area.



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